SCHEDULE 14A
                                 (Rule 14a-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

|X|     Preliminary Proxy Statement
|_|     Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
        14a-6(e)(2)
|_|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|_|     Solicitation  Material  Pursuant  to  Section  240.14a-11(c)  or Section
        240.14a-12

                         AVALON COMMUNITY SERVICES, INC.
            -------------------------------------------------------
                  (Name of registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

        |X|   No fee required.
        |_|   Fee computed on table below per  exchange  Act Rules  14a-6(i) (1)
              and 0-11.
        1)    Title of each class of securities to which transaction applies.
        2)    Aggregate number of securities to which transaction applies:
        3)    Per unit price or other underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
        4)    Proposed maximum aggregate value of transaction:
        5)    Total fee paid:

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:
        2)    Form, Schedule or Registration Statement No.:
        3)    Filing Party:
        4)    Date Filed:

                         AVALON COMMUNITY SERVICES, INC.
                               13401 Railway Drive
                             Oklahoma City, OK 73114
                            Telephone: (405) 752-8802
                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 29, 1998
                                 --------------


To the Shareholders:

  Notice is hereby given that the 1998 Annual Meeting of Shareholders of Avalon Community Services, Inc. (The "Company") will be held at 13401 Railway Drive, Oklahoma City, Oklahoma 73114, on Friday, May 29, 1998, at 10:00 A.M. local time, for the following purposes:

     1. Approve an amendment to the by-laws to change the terms of directors from annual elections to staggered elections with three year terms.

     2. To elect four directors to serve until the next Annual meeting and until the election and qualification of their successors.

     3. To ratify the appointment of Grant Thornton L.L.P., independent certified public accountants, as auditor to examine the financial statements of the Company for the year ending December 31, 1998.

     4. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

  The Board of Director has fixed the close of business on April 24, 1998, as the record date for the determination of shareholders entitled to notice and to vote. Such shareholders may vote in person or by proxy. A complete list of the shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders, for any purpose germane to the meeting, during ordinary business hours, during a 10-day period preceding the date of the meeting, at the executive office of the Company, 13401 Railway Drive, Oklahoma City, Oklahoma 73114.

  Shareholders are invited to attend the meeting in person. Whether or not you plan on attending the meeting in person, it is important that your shares be represented and voted at the meeting in accordance with your instructions. Therefore, you are urged to fill in, sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                                        /s/ Randall J. Wood
                                        -------------------------
April __, 1998                          Randall J. Wood Secretary

                        AVALON COMMUNITY SERVICES, INC.
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                               GENERAL INFORMATION


  This Proxy Statement together with the Annual Report on Form 10-KSB are being furnished to Shareholders by the Board of Directors of Avalon Community Services, Inc. (The "Company") for the Annual Meeting of Shareholders to be held at 13401 Railway Drive, Oklahoma City, Oklahoma 73114 on May 29, 1998, at 10:00 a.m. local time. The Company's Shareholders will consider and vote upon the proposals described herein and referred to in the Notice of Annual Meeting accompanying this Proxy Statement.

  The close of business on April 24, 1998, has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On March 31, 1998, there were outstanding and entitled to vote 3,004,380 Shares of Class A Common Stock. Each Share of Common Stock (the "Shares") is entitled to one vote on each matter to be considered at the Annual Meeting. For a description of the principal holders of such Shares, see "Voting Securities and Principal Holders Thereof" below.

  The Company's principal executive office is located at 13401 Railway Drive, Oklahoma City, Oklahoma 73114.

  This Proxy Statement is being furnished to Shareholders on or about April 29, 1998.

                    SOLICITATION OF PROXIES AND VOTING RIGHTS

  The presence, in person or by proxy, of the holders of one-third (1/3) of the votes represented by the outstanding shares of the Corporation's common stock is necessary to constitute a quorum at the Annual Meeting. Holders of shares are entitled to one vote per share of common stock and are not allowed to cumulate votes in the election of directors.

  Subject to the rights of shareholders to revoke their proxies, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting in accordance with the instructions therein. Proxies on which no voting instructions are indicated will be voted FOR ratifying the amendment to the by-laws permitting staggered terms for the directors, FOR the election of nominees for directors and FOR the appointment of Grant Thornton, L.L.P. as auditors and in the best judgment of proxy holders on any other matter that may properly come before the Annual Meeting. If a broker indicates on a proxy that it does not have discretionary authority to vote shares on a certain matter, those shares will not be considered present and entitled to vote with respect to that matter. If a shareholder indicates on a proxy card that such shareholder abstains from voting with respect to a proposal, the shares will be considered as present and entitled to vote with respect to that matter, and abstention will have the effect of a vote AGAINST the proposal. In accordance with Nevada law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors.

  Shareholders have the unconditional right to revoke their proxies at any time prior to the voting of their proxies at the Annual Meeting by giving written notice to the Secretary of the Corporation or by attending the Annual Meeting and voting in person.

  The expenses of the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy, proxy statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Corporation. The Corporation does not intend to solicit proxies other than the mailing of proxy materials. All Proposals require the affirmative vote of a majority of shares represented and voting at the Annual Meeting.

                            AMENDMENT TO THE BY-LAWS
                                 (Proposal One)

  The by-laws of the Corporation have been amended by the Board of Directors to have the Board of Directors divided into three classes of directors with three year terms and with the term of office of one class expiring each year. The Board of Directors is authorized to make such an amendment under the laws of the State of Nevada, the Articles of Incorporation, and the by-laws. The Corporation is now asking the Shareholders to ratify this change to the by-laws. Staggered terms for Directors are considered anti-takeover in nature, inhibiting a change in control of the Corporation and so possibly reduce the value of the stock to anyone attempting to acquire control of the Corporation. The Board of Directors recommends voting FOR this proposal to ratify the amendment to the by-laws to create three classes of directors with terms lasting three years and with the term of office of one class expiring each year.

                              ELECTION OF DIRECTORS
                                 (Proposal Two)

  The by-laws of the Corporation as amended by the Board of Directors and as ratified by the Shareholders in Proposal One provide that the number of directors who shall constitute the whole board shall be such number as may be fixed from time to time by the Board of Directors and vacancies in the Board may be filled by the Board of Directors until the next annual meeting of the Shareholders. The by-laws provide that the Board shall be divided into three classes of directors with the term of office of one class expiring each year (assuming the amendment is ratified by the shareholders at this meeting). Staggered terms for Directors are considered anti-takeover in nature, inhibiting a change in control of the Corporation and so possibly reduce the value of the stock to anyone attempting to acquire control of the Corporation. The Board of Directors currently consists of three members, Donald E. Smith, Jerry M. Sunderland and Robert O. McDonald. The addition of Mark S. Cooley would increase the Board of Directors to four members. This would be the first year staggered terms would be voted on. All three director classes are to be voted on by the Shareholders.

  The four nominees, Donald E. Smith, Jerry M. Sunderland, Robert O. McDonald, and Mark S. Cooley are proposed to be elected to hold office until the election of their successors or their earlier resignation or removal. Messrs. Sunderland and McDonald are nominated to serve three year terms, Mr. Cooley to serve a two year term and Mr. Smith to serve a one year term. Should any such nominee become unable to serve, proxies may be voted for another person designated by management or the Board. All nominees have advised that they will serve if elected.

Certain Information Regarding Nominees

  The names of the nominees, their ages as of the date of the Annual Meeting, the date each first became a director, their principal occupations during at least the past five years, certain other directorships held and certain other biographical information are as set forth below.

                                                                         Term nominated        Director
Name of Nominee            Age      Current Position(s)                      to Serve           Since

Donald E. Smith             45      Chief Executive Officer, Director           1 Year           1992
Jerry M. Sunderland         61      President, Director                         3 Years          1992
Robert O. McDonald          59      Director                                    3 Years          1994
Mark S.  Cooley             40       Director Nominee                           2 Years           N/A


                                    Directors

The Company's current directors and director nominees are:

      Name                        Age       Position(s) with the Company

Donald E. Smith ...................45       Chief Executive Officer, Director
Jerry M. Sunderland ...............61       President, Director
Robert O. McDonald ................59       Director
Mark S.  Cooley .................  40       Director Nominee


  The following is a brief description of the business experience during the past five years of each of the above-name persons:

  Donald E. Smith is the founder of the Company's corrections operations and has served as the Chief Executive Officer of Avalon and its subsidiaries since their inception. Mr. Smith has owned, managed and developed a number of private corporations since 1985 to provide private corrections, residential care, mental health care, and other related services. Mr. Smith received a Bachelor of Science degree in 1974 from Northwestern Oklahoma State College. Mr. Smith was employed by Arthur Andersen & Co. for seven years prior to founding the Company.

  Jerry M. Sunderland has served as President of Avalon since June, 1995. Mr. Sunderland served as a Correctional Administrator for the Company and affiliates since 1988. Mr. Sunderland also serves as a Director of Avalon's subsidiaries. Mr. Sunderland was employed by the Oklahoma Department of Corrections for sixteen years including ten years as warden of a maximum security prison. Mr. Sunderland also served as an agent for the Oklahoma State Department of Investigation for twelve years. Mr. Sunderland has a Bachelors degree in Sociology and a Masters degree in Corrections.

  Robert O. McDonald was appointed as a Director of Avalon in October, 1994. Mr. McDonald is Chairman of the Board of Directors of Capital West Securities and its parent holding company, Affinity Holding Corp. Mr. McDonald started his investment career in 1961 with Allen and Company and left in 1967 to form McDonald Bennahum and Co., which later joined with Ladenburg Thalmann and Co. where Mr. McDonald was a Senior Partner. Mr. McDonald joined Planet Oil Mineral Corporation in 1971 and became president in 1973. From 1975 until 1993, Mr. McDonald was affiliated with Stifel Nicolaus & Company and headed its municipal syndicated effort. Mr. McDonald received a Bachelor's Degree in Finance from the University of Oklahoma in 1960. He also served as an Officer in the United States Army and Army Reserve.

  Mark S. Cooley was appointed as a Director of Avalon in January 1998, subject to shareholder approval at the 1998 annual meeting. Mr. Cooley is a Principal of Cooley & Company and Pro Trust Equity Partners. Mr. Cooley was with Citicorp and Chemical Bank for twelve years in their Corporate Finance Divisions in New York and Denver. Mr. Cooley received his Bachelors degree in Economics from DePauw University and an MBA in Finance from Indiana University.



                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  The following table sets forth, as of March 31, 1998, information concerning the beneficial ownership of the Company's Class A Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company and (iv) all directors and executive officers as a group. To the best of the Company's knowledge, each of the persons named in the table has sole voting and investment power with respect to all the shares of Common Stock beneficially owned by such person as set forth opposite such person's name except as otherwise noted.

                                  Amount and
                                  Nature of
                                  Beneficial
                                  Ownership of                       Total
                                  Common              Percent        Voting
Name & Address                    Stock               of Class       Percentage
--------------                    ------              --------       ----------
Donald E. Smith (2)
13401 Railway Drive               1,078,500 (1)       35.90%         35.90%
Oklahoma City, OK 73114

Deborah A. Salerno
355 South End Avenue
Suite 22B
New York, NY 10280                  187,000             6.22%          6.22%

Jerry M. Sunderland (2)
13401 Railway Drive
Oklahoma City, OK 73114              52,000             1.73%          1.73%

Robert O. McDonald (2)
3316 Preston Drive
Oklahoma City, OK 73120              22,000               *              *

Gary D.  Parsons (2)
13401 Railway Drive
Oklahoma City, OK 73114               5,000               *              *

Randall J.  Wood (2)
13401 Railway Drive
Oklahoma City, OK 73114               4,375               *              *

Tiffany Wright (2)
13401 Railway Drive
Oklahoma City, OK 73114              13,875               *              *

All executive officers and
directors as a group              1,175,750            39.13%         39.13%
( 6 persons)                      (1) (2)

------------------

*     Less than 1%.

(1) Includes 77,313 shares held in the name of Mr. Smith's children and Teresa Smith.

(2) Includes 25,000 shares to Mr. Smith, 52,000 shares to Mr. Sunderland, 22,000 shares to Mr. McDonald, 5,000 shares to Mr. Parsons, 4,375 shares to Mr. Wood and 13,875 shares to Ms. Wright issuable within 60 days upon exercise of options granted pursuant to the Company's Stock Option Plan.

Note: Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if he has or shares the powers to vote or direct the voting of such security or the power to dispose of or to direct the disposition of such security.

Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares held by them.


                        DIRECTORS AND EXECUTIVE OFFICERS


         The following four individuals serve as the Company's directors and have been nominated to serve various terms as directors. All nominees have advised that they will serve if elected.

                                                                         Term nominated        Director
Name of Nominee            Age      Current Position(s)                      to Serve           Since

Donald E. Smith             45      Chief Executive Officer, Director           1 Year           1992
Jerry M. Sunderland         61      President, Director                         3 Years          1992
Robert O. McDonald          59      Director                                    3 Years          1994
Mark S.  Cooley             40      Director Nominee                            2 Years           N/A


  Biographical information on Messrs. Smith, Sunderland, McDonald and Cooley are included under Certain Information Regarding Nominees above.

                               Executive Officers

The Company's current officers are:

   Name                           Age       Position(s) with the Company

 Donald E. Smith ..................45       Chief Executive Officer, Director
 Jerry M. Sunderland ..............61       President, Director
 Gary D.  Parsons..................54       Vice President of Operations
 Randall J.  Wood .................40       Corporate Secretary
 Tiffany Wright....................30       Public Information Officer,
                                            Assistant Secretary
 Paul D.  Voss ....................30       Vice President of Finance

Officers of the Company -

  The following is a brief description of the business experience during the past five years of each of the above-name officers, excluding the Director nominees:

  Gary D. Parsons was appointed as Vice President of Operations in December 1997. Mr. Parsons has over 24 years of experience in developing and operating quality programs and facilities for adult offenders. Mr. Parsons was employed by the Oklahoma Department of Corrections for twenty four years. Mr. Parsons is responsible for Avalon's correctional operations, including recruitment and training of personnel, maintaining accreditation by the American Correctional Association, and compliance with contractual requirements. Mr. Parsons received a Bachelors degree in Business Administration and a Masters degree in Business Administration from the University of Central Oklahoma.

  Randall J. Wood serves as Corporate Secretary and General Counsel for the Company. Prior to joining the Company in 1995, Mr. Wood's practice was focused primarily in the field of real property and commercial litigation. Mr. Wood practiced with the firm of Stack & Barnes, P.C. for ten years, and was with the firm of Hammons, Vaught & Conner prior to joining the Company. Mr. Wood is a member of the Oklahoma Bar Association and is authorized to practice in Oklahoma Federal Courts and the Tenth Circuit Court of Appeals. Mr. Wood is responsible for the duties of the Corporate Secretary, management of legal matters, and compliance with government regulations for the Company and its subsidiaries. Mr. Wood received his law degree from the University of Oklahoma in 1983.

  Tiffany Wright serves as Public Information Officer and assistant Corporate Secretary for the Company. Ms. Wright served for four years as marketing manager for Eagle Picher Industries, a New York Stock Exchange listed company, prior to joining Avalon in 1994. Ms. Wright has developed and is responsible for directing the Company's public relations department and implementing marketing strategies. Ms. Wright is the primary contact for the Company's shareholders and investors. Ms. Wright received a Bachelors Degree in Business Administration, Marketing and Management from Missouri Southern State College.

  Paul D. Voss was appointed Vice President of Finance in January, 1998. Mr. Voss was Controller at Magic Circle Energy from 1994 to 1996. Mr. Voss was a senior auditor for Grant Thornton for five years and more recently an accounting manager for Finley & Cook, P.L.L.C. Mr. Voss received a degree in Business Administration from Angelo State University in 1989, holds CPA licenses in Oklahoma and Texas and is a member of both the American Institute of CPAs and the Oklahoma Society of CPAs.

  There are no family relationships among the Company's present officers and directors.

             INFORMATION WITH RESPECT TO STANDING COMMITTEES OF THE
                               BOARD AND MEETINGS

  Two meetings of the Board of Directors were held during the last fiscal year and were attended by all of the Directors. Attendance fees were not paid in connections with said meetings. The Board also took action by unanimous written consents in lieu of meetings on nine occasions. Board members did not receive directors fees for serving in such capacities, nor did they receive attendance fees for attendance at meetings. The Board approved payment of an attendance fee of $500 per meeting and reimbursement of travel costs for nonemployee Directors at the last Directors meetings. The payments will begin with the next Directors meeting. Nonemployee Directors also participate in the Company's stock option plan.

  The Company does not currently utilize nominating or compensation committees. The Board presently has an audit committee consisting of Donald E. Smith and Robert O. McDonald, with Mark Cooley appointed as a provisional member of the Audit Committee. Upon shareholder confirmation of Mr. Cooley's election as a Director of the Company, Mr. Cooley will become a standing member of the Audit Committee. Two of the members of the Audit Committee will be outside board members.

Executive Compensation

  The following table sets forth the compensation paid or accrued during each of the years in the three years ended December 31, 1997, to the Company's Executive Officers. The Company did not compensate any executive officer in excess of $100,000 in total compensation for the same period: Other Annual Compensation

   Year         Salary         Bonus        Automobile       All Other
   ----        -------         -----        ----------       ---------
   1997        $60,000        $  ---        $    ---          $    ---
   1996         60,000           ---           7,200             9,000
   1995         60,000           ---           7,200             9,000

  Other annual compensation includes the use of an automobile owned by the Company and payment of monthly dues.

Employment Agreements

  Donald E. Smith serves as the Company's Chief Executive Officer pursuant to an employment agreement executed with the Company in August 1997. The employment agreement provides for an initial annual compensation rate of $60,000 until certain assets related to discontinued operations are sold or specified cash flow objectives are achieved. Any changes in compensation during the term of the agreement are to be determined by the Board of Directors. Mr. Smith receives vacation, insurance, and similar benefits together with the use of a car for Company-related travel. Mr. Smith's employment agreement contains provisions for severance pay and disability payments, as well as a non-compete agreement. The term of the employment agreement is three years.

  Jerry M. Sunderland serves as the Company's President pursuant to an employment agreement executed with the Company in August 1997. The employment agreement specifies an initial annual compensation rate of $85,000. Any changes in compensation during the term of the agreement are to be determined by the Board of Directors. Mr. Sunderland receives vacation, insurance, and similar benefits together with the use of a car for Company-related travel. Mr. Sunderland's employment agreement contains provisions for severance pay and disability payments, as well as a non-compete agreement. The term of the employment agreement is three years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The attention of the shareholders is directed to Financial Statement Note 7 on page 20 and Financial Statement Note 13 on page 26 of the Company's Annual Report on Form 10- KSB for the year ended December 31, 1997 (copies of the Annual Report were mailed together with the Proxy Statements), describing in detail certain relationships and transactions involving the Company and certain officers and directors of the Company. Such matters pertain to the execution of employment agreements as described hereinabove, guarantee of the Company's financial obligations, the issuance and cancellation of Class B Common Stock, and other related party transactions.

                              SECTION 16A FILINGS

  Messrs. Smith, Sunderland, and McDonald are required to file pursuant to 16(a) of the Securities and Exchange Act of 1934, a statement of any changes in ownership of the Company's securities within 10 days after the end of any month in which a transaction took place and an annual statement of ownership of the Company's securities within 45 days after the end of the Company's fiscal year. All required filings for the annual statement of ownership on Form 5 with the Securities and Exchange Commission have been made in 1998.

                             PROPOSAL TO RATIFY THE
                             ENGAGEMENT OF AUDITORS
                                (Proposal Three)

  The Company's Board of Directors has selected Grant Thornton, L.L.P., as the Company's independent public accountants and auditors for the fiscal year ending December 31, 1998 and will ask the Shareholders to ratify that selection at the Annual Meeting. Grant Thornton L.L.P., served as the Company's independent certified accountants and auditors for the fiscal years ended December 31, 1996 and 1997. A representative of Grant Thornton, L.L.P., is expected to attend the Annual Meeting and will be provided an opportunity to make a statement if desired, and/or to answer appropriate questions from Shareholders, if any.

  The Board recommends ratification and approval of the election of Grant Thornton, LLP as the Company's independent public accountants and auditors for fiscal year ended December 31, 1998.

                              SHAREHOLDER PROPOSALS

  There have been no Shareholder proposals submitted to the Company for consideration at the Annual Meeting. Should a Shareholder wish to present a proposal at the 1999 Annual Meeting of Shareholders, such proposal must be received by the Company at its address shown on this Proxy Statement prior to January 10, 1999. Any proposals received by that date will be reviewed by the Board to determine whether it is a proper proposal to present to the 1999 Annual Meeting.

                                  VOTE REQUIRED

  One-third (1/3) of the Company's Shares of Common Stock issued and outstanding as of April 24,1998 shall constitute a quorum at the Annual Meeting. The affirmative vote of at least a majority of the Shares represented at the Annual Meeting is required for all proposals to come before the Meeting. The Company anticipates that all proposals will be approved.

                                  OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not intend to present a matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting, nor has the Board been informed that any other person intends to present any additional matter. Should any other matters be brought before the Meeting, the proxies served in the enclosed form of proxy will be eligible to vote in accordance with the Proxy holder's judgment on such matters.

              ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

  Copies of the Company's Annual Report as filed with the Securities and Exchange Commission on Form 10-KSB, including consolidated financial statements for the year ended December 31, 1997, are enclosed together with the Proxy Statement. Additional copies may be obtained, upon payment of the reasonable expenses involved, by writing to the Company at its address set forth in the Proxy Statement.



                                              By Order of the Board of Directors





April __, 1998                                 /s/ Randall J.  Wood
                                               ---------------------
                                               Randall J.  Wood, Secretary




              YOUR COOPERATION IN GIVING THIS MATTER YOUR IMMEDIATE
               ATTENTION AND RETURNING YOUR PROXY PROMPTLY WILL BE
                                   APPRECIATED

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